FOR IMMEDIATE RELEASE	September 14, 2016

Contact: Susan M. Jordan
732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION ANNOUNCES

REDEMPTION IN FULL OF 7.625% SERIES A PREFERRED STOCK

FREEHOLD, N.J., September 14, 2016…….Monmouth Real Estate Investment Corporation (NYSE:MNR) (the “Company”), a real estate investment trust (REIT) specializing in single-tenant, net-leased industrial properties, today announced that it intends to redeem all 2,139,750 issued and outstanding shares of its 7.625% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) (CUSIP 609720206). Series A Preferred Stock held through the Depository Trust Company will be redeemed in accordance with the applicable procedures of the Depositary Trust Company.

The redemption date will be October 14, 2016 (the “Redemption Date”). The Series A Preferred Stock will be redeemed at a redemption price of $25.00 per share, plus all dividends accrued and unpaid to and including the Redemption Date, in an amount equal to $0.23299 per share of Series A Preferred Stock, for a total payment of $25.23299 per share of Series A Preferred Stock, payable in cash, without interest, on the Redemption Date. After the Redemption Date, the Series A Preferred Stock will no longer be outstanding and all of the rights of the holders of the Series A Preferred Stock will terminate, except the right to receive the redemption price, plus any accrued and unpaid dividends payable on the Redemption Date, without interest. Furthermore, because all of the issued and outstanding shares of Series A Preferred Stock are being redeemed, trading of the Series A Preferred Stock on the New York Stock Exchange (“NYSE”) will cease after the Redemption Date. The Series A Preferred Stock currently trades on the NYSE under the symbol “MNR PRA”.

The notice of redemption and related materials are being mailed to holders of record of Series A Preferred Stock on September 14, 2016. As specified in the notice of redemption, payment of the applicable redemption price, plus any accrued and unpaid dividends payable on the Redemption Date, without interest, will be made only upon presentation and surrender of the certificates representing the Series A Preferred Stock to the redemption agent, American Stock Transfer & Trust Company. Questions regarding the redemption of the Series A Preferred Stock, or the procedures thereof, may be directed to American Stock Transfer & Trust Company at:

American Stock Transfer & Trust Company

Operations Center

Attention: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

(877) 248-6417

ABOUT MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the U.S. The Company specializes in single-tenant, net-leased industrial properties, subject to long-term leases, primarily to investment grade tenants. Monmouth Real Estate Investment Corporation is a fully-integrated and self-managed real estate company, whose property portfolio consists of ninety-nine properties located in thirty states, containing a total of approximately sixteen million rentable square feet. In addition, the Company owns a portfolio of REIT securities.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts, including with regard to the Company’s securities offering or the anticipated use of proceeds. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “might,” “anticipate,” “estimate,” “project,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.